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BroadVision Contact:
Peter Chu
Investor Relations
650-331-1000
ir1@broadvision.com

BroadVision Announces Third Quarter 2011 Results

REDWOOD CITY, CA — October 26, 2011 — BroadVision, Inc. (NASDAQ: BVSN), a leader in cloud-based social business solutions, today reported financial results for its third quarter ended September 30, 2011. Revenues for the third quarter were $4.2 million, compared with revenues of $4.0 million for the second quarter ended June 30, 2011 and $5.2 million for the comparable quarter of 2010.

License revenue for the third quarter of 2011 was $1.3 million, compared with $1.1 million for the prior quarter and $1.4 million for the comparable quarter of 2010. The majority of the third quarter license and subscription revenue was generated from the company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, QuickSilver™, and Clearvale™ solutions. Revenue during the quarter was generated from sales to both new and existing customers such as Centre of Railway Information System Ltd, CROSSOVER Europe s.r.l., Front Burner Restaurants LP, Honeywell International, InTouch European Economic Interest Group (EEIG), Saipem S.p.A., SDE Consulting, TechTreeIT Systems (P) Ltd., Zain Group and several other brand-name global customers.

In the third quarter of 2011, BroadVision posted net loss on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis of $1.6 million, or $0.36 per basic and diluted share, as compared with GAAP net loss of $1.5 million, or $0.34 per basic and diluted share, for the second quarter of 2011 and GAAP net income of $1.5 million, or $0.33 per basic and diluted share, for the comparable quarter of 2010.
Non-GAAP measure net loss for the third quarter of 2011 was $1.5 million, or $0.33 per basic and diluted share, compared with non-GAAP measure net loss of $1.1 million or $0.25 per basic and diluted share, in the second quarter of 2011 and non-GAAP measure net income of $1.9 million, or $0.43 per basic and diluted share, for the comparable quarter of 2010. These non-GAAP measure results exclude restructuring charges and stock compensation expense. A reconciliation of GAAP measure net loss figures to non-GAAP net loss figures is included in a table on the attached condensed unaudited financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of September 30, 2011 the Company had $56.8 million of cash and cash equivalents and short-term investments, compared to a combined balance of $60.8 million as of December 31, 2010.

"We are pleased with the progress we’ve been making with the BroadVision Clearvale social business solutions suite," said Dr. Pehong Chen, President and CEO, BroadVision. "Most significant was a total of 70 new paid customer and partner wins in the third quarter, a new record.  While most of these orders remain relatively small because customers generally start with a limited trial for something as new as social business, it represents considerable potential upside for future growth as these customers expand their usage down the road upon successful adoption.  It also offers a proof point that Clearvale PaasPort, our primary go-to market partnering strategy, is a compelling, and scalable business model, as most of these new wins were contributed by our PaasPort partners.  As social business and cloud computing reach the mainstream, we believe Clearvale is very well positioned to dramatically change how people and businesses collaborate and in doing so transform the entire industry."

Conference Call Information
BroadVision management will host a conference call today, Wednesday, October 26th, 2011, at 2:00PM Pacific Daylight Time (PDT). The conference call may be accessed by dialing: 1-866-551-3680, with pin code 40869078#. Callers outside North America should call +1-212-401-6760 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company’s website.

About BroadVision
Driving innovation since 1993, BroadVision is an innovative provider of online commerce and business social networking solutions. Visit www.clearvale.com to find more information or join a Clearvale network. For complete information about BroadVision, please visit http://www.broadvision.com/.

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BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver, and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements
Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including statements about the scalability of BroadVision’s business model and marketing strategy for Clearvale and Clearvale’s impact on users and the industry, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	30-Sep	31-Dec
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$56,787	$60,823
Other current assets	4,320	5,746
Total current assets	61,107	66,569
Other non-current assets	313	1,583
Total assets	$61,420	$68,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$8,890	$11,669
Other non-current liabilities	1,141	2,126
Total liabilities	10,031	13,795
Total stockholders’ equity	51,389	54,357
Total liabilities and stockholders’ equity	$61,420	$68,152

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended 30-Sep		Nine Months Ended 30-Sep
	2011	2010	2011	2010
Revenues:
Software licenses	$1,338	$1,380	$3,888	$4,943
Services	2,909	3,805	9,471	11,787
Total revenues	4,247	5,185	13,359	16,730
Cost of revenues:
Cost of software licenses	1	4	10	16
Cost of services	1,472	1,569	4,724	4,787
Total cost of revenues	1,473	1,573	4,734	4,803
Gross profit	2,774	3,612	8,625	11,927
Operating expenses:
Research and development	1,523	1,738	5,046	5,779
Sales and marketing	1,332	1,887	4,437	5,393
General and administrative	965	1,160	3,062	3,692
Restructuring charge	49	98	488	744
Total operating expenses	3,869	4,883	13,033	15,608
Operating loss	(1,095)	(1,271)	(4,408)	(3,681)
Other (expense) income, net	(526)	2,997	927	866
(Loss) Income before provision for income taxes	(1,621)	1,726	(3,481)	(2,815)
Provision for income taxes	(20)	(244)	(95)	(349)
Net (loss) income	$(1,641)	$1,482	$(3,576)	$(3,164)
Basic (loss) income per share	$(0.36)	$0.33	$(0.80)	$(0.71)
Diluted (loss) income per share	$(0.36)	$0.33	$(0.80)	$(0.71)
Shares used in computing:
Weighted average shares-basic	4,505	4,463	4,494	4,454
Weighted average shares-diluted	4,505	4,464	4,494	4,454

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET (LOSS) INCOME
(unaudited; in thousands)
	Three Months Ended			Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Sep. 30	Sep. 30
	2011	2011	2010	2011	2010

Net (loss) income, U.S. GAAP	$(1,641)	$(1,542)	$1,482	$(3,576)	$(3,164)
Non-GAAP measure adjustments:
Restructuring charge	49	338	98	488	744
Stock compensation expense [1]	109	78	319	459	857
Non-GAAP measure net (loss) income	$(1,483)	$(1,126)	$1,899	$(2,629)	$(1,563)

[1] Included as a component of cost of service and operating expense for each period presented.